SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                    Date of Report:              Commission File No.:
              --------------------------         --------------------
                 July 1, 2003                            0-12169


                       Solar Satellite Communication, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Colorado                            84-0907644
            ------------------------------      -----------------------
           (State or other jurisdiction of      IRS Identification No.)
            incorporation or organization)

         1895 Preston White Drive - - Suite 250, Reston, Virginia 20191
                ------------------------------------------------
                    (Address of principal executive offices)


                                  703-847-4600
                            -------------------------
                            (Issuer telephone number)



                   (Former name, if changed since last report)


                                       N/A
          -------------------------------------------------------------
                 (Former address, if changed since last report)

Item 1. Change in Control of Registrant.

         In September 2002, Registrant received $500,000 from Private Investors Equity , LLC in exchange for a Secured Convertible Promissory Note (the "Note"). The $500,000 Note carried a 12% interest and was due upon the earlier of March 15, 2003 or the occurrence of a financing event in which the Company received debt or equity capital in an amount in excess of $2 million. This note had senior security interest in all the Company's assets, subordinate only to receivables financing. The note was also secured by 250,000 Preferred C shares, the certificate of which was held in escrow, that have voting rights of 40 to 1. Registrant was in default on the note provisions.

         On May 30, 2003, Advanced Capital Services, L.L.C., a Nevada limited liability company ("Advanced"), purchased the Note from Private Investors Equity LLC. In lieu of exercising the default provisions and taking the assets of Registrant (which would have stripped its shareholders of all equity in Registrant), in an agreement with Registrant's Board of Directors, Advanced converted the Note and accrued interest into 27,216,650 common shares, based on Registrant's current bid price of $0.02. Furthermore, Advanced exchanged the 250,000 Preferred C Shares having conversion and voting rights of 1 to 40 into Preferred C Shares having conversion and voting rights of 1 to 360. As a result, Advanced acquired 95% voting control of Registrant.

         On July 1, 2003, Advanced was merged, pursuant to Nevada law, into MediaWorx Acquisition Company, LLC, a wholly owned subsidiary of Advanced Gaming Technology, Inc. ("ADVI"), organized in Nevada. ("MWAC"). As a consequence of this merger MWAC became the surviving entity and continues to be a wholly owned subsidiary of ADVI and MWAC owns the shares previously described.

         The  following  control  5% or more of the  outstanding  shares  of the
Registrant:

                 Name                    Common Shares      Preferred Shares *
                 ----                    -------------      ------------------
MediaWorx Acquisition Company, LLC        27,216,650             250,000


o Preferred Shares are convertible into 360 common shares for each convertible share and have full voting rights equal to their converted number of shares


Item 2.  Disposition of Assets.

         Over the prior 18 months, Registrant has been unsuccessful in seeking to obtain sufficient funding of its commercial printing operations. Accordingly, when approached recently with the following transaction, after appropriate due diligence, Registrant's Board of Directors agreed in a June 17, 2003 meeting to sell all the assets of its subsidiary, MediaWorx, Inc. for 3,000,000 Advanced shares valued at $5.8MM and convertible into 250,000 ADVI shares. Furthermore, negotiations are underway which, if successful as expected, Registrant's noteholders will release Registrant from its associated $645,262 in debt in exchange for 250,000 shares of ADVI common stock.

         As previously described, on July 1, 2003, Advanced was merged pursuant to Nevada law into MWAC, a wholly owned ADVI subsidiary. As a consequence of this merger, MWAC became the surviving entity and continues to be a wholly owned subsidiary of ADVI.

Item 5.  Other Events.

         Lawrence J. Hoffman, previously Chief Executive Officer and Director, resigned his position and resigned from Registrant's Board of Directors on June 11, 2003.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 11, 2003                      By: /s/  Linda A. Broenniman
                                         --------------------------------------
                                         Linda A. Broenniman, President and CFO